RECAPITALIZATION AGREEMENT

                           Dated as of April 12, 2000

                                      among

                                TEKNI-PLEX, INC.,
                            TEKNI-PLEX PARTNERS LLC,
                              MST/TP PARTNERS L.P.,
                              MST/TP HOLDING, INC.,
                               MST PARTNERS, L.P.,
                           MST OFFSHORE PARTNERS C.V.,
                              MST MANAGEMENT, L.P.,
                          MST OFFSHORE MANAGEMENT N.V.,
                     WESTON PRESIDIO OFFSHORE CAPITAL C.V.,
                        WESTON PRESIDIO CAPITAL III L.P.,
                           WPC ENTREPRENEUR FUND L.P.,
                               SBIC PARTNERS L.P.,
                        J.P. MORGAN CAPITAL CORPORATION,
                           TEKNI-PLEX MANAGEMENT LLC,
                              DR. F. PATRICK SMITH,
                               KENNETH W.R. BAKER,
                                 ARTHUR P. WITT,
                                       and
                              WILLIAM L. DAUGHERTY

                                       and

                         for purposes of Section 2.01(k)

                                J. ANDREW McWETHY
                                BARRY A. SOLOMON
                                STEPHEN A. TUTTLE

                         for purposes of Section 2.01(n)

                                J. ANDREW McWETHY

                          for purposes of Section 3.01

                               GREGORY J. FORREST
                                BARRY A. SOLOMON
                                STEPHEN A. TUTTLE
                               STEPHEN R. RUSMISEL

                       for purposes of Section 3.03(a)(iv)

                                J. ANDREW McWETHY
                                BARRY A. SOLOMON
                                STEPHEN A. TUTTLE

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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................3

                                   ARTICLE 2
                                RECAPITALIZATION

SECTION 2.01.  Conversion, Redemptions and Refinancing........................6
SECTION 2.02.  Expenses......................................................10
SECTION 2.03.  Closing.......................................................11

                                   ARTICLE 3
                                   COVENANTS

SECTION 3.01.  Exclusivity...................................................11
SECTION 3.02.  Tax Treatment and Venture Capital Operating Company Status
          ...................................................................13
SECTION 3.03.  Further Actions...............................................13
SECTION 3.04.  Director and Officer Liability................................17
SECTION 3.05.  Transfer Restrictions.........................................18
SECTION 3.06.  Existing WPC or SBIC Partners Right...........................18
SECTION 3.07.  Election of Directors.........................................18

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF ALL PARTIES

SECTION 4.01.  Existence and Power...........................................18
SECTION 4.02.  Authorization.................................................19
SECTION 4.03.  Governmental Authorization....................................19
SECTION 4.04.  Noncontravention..............................................19
SECTION 4.05.  Finders' Fees.................................................19

                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL PARTIES

SECTION 5.01.  Corporation...................................................20
SECTION 5.02.  Foreign Law...................................................20

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                                                                           PAGE
                                                                           ----
SECTION 5.03.  Purchase for Investment.......................................21

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

SECTION 6.01.  Conditions for all Parties....................................21
SECTION 6.02.  Conditions for MST............................................22
SECTION 6.03.  Conditions for WPC............................................23
SECTION 6.04.  Conditions for the Corporation................................24
SECTION 6.05.  Condition for SBIC Partners...................................25
SECTION 6.06.  Condition for Smith...........................................25
SECTION 6.07.  Conditions for JP Morgan......................................26

                                   ARTICLE 7
                                  TERMINATION

SECTION 7.01.  Termination...................................................26
SECTION 7.02.  Effect of Termination.........................................26
SECTION 7.03.  Survival......................................................27

                                   ARTICLE 8
                                INDEMNIFICATION

SECTION 8.01.  Indemnification...............................................27
SECTION 8.02.  Procedures....................................................28
SECTION 8.03.  Calculation of Damages........................................29
SECTION 8.04.  Waiver and Release; Exclusivity...............................29
SECTION 8.05.  Termination...................................................30

                                   ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.01.  Remedies......................................................30
SECTION 9.02.  Binding Effect; Benefit.......................................30
SECTION 9.03.  Assignability.................................................30
SECTION 9.04.  Waivers.......................................................30
SECTION 9.05.  Entire Agreement..............................................30
SECTION 9.06.  Headings......................................................31
SECTION 9.07.  Severability..................................................31
SECTION 9.08.  Amendments....................................................31
SECTION 9.09.  Governing Law; Submission to Jurisdiction.....................31
SECTION 9.10.  Waiver of Jury Trial..........................................31

                                       ii

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                                                                           PAGE
                                                                           ----
SECTION 9.11.  Counterparts..................................................31
SECTION 9.12.  Notices.......................................................31
SECTION 9.13.  Interpretation................................................32
SECTION 9.14.  Confidentiality...............................................32
SECTION 9.15.  Public Announcements..........................................33
SECTION 9.16.  Conduct of Business...........................................33
SECTION 9.17.  Recapitalization Proposal Superseded..........................33


Schedule 4.04

Exhibit A      Form of Tekni-Plex Amended and Restated Limited Liability
               Company Agreement

Exhibit B      Form of MST Limited Liability Company Agreement

Exhibit C      Form of Investor Purchase Agreement

Exhibit D      Form of Stock Purchase Agreement

Exhibit E      Form of Investors' Agreement

Exhibit F      Statements of MST Management's General Partners and MST
               Offshore Management's Managing Directors

Exhibit G      Press Release

                           RECAPITALIZATION AGREEMENT

     THIS RECAPITALIZATION AGREEMENT (this "Agreement") is dated as of April 12, 2000 among Tekni-Plex, Inc., a corporation organized under the laws of Delaware (the "Corporation"), Tekni-Plex Partners LLC, a limited liability company organized under the laws of Delaware ("TP LLC"), MST/TP Partners L.P., a limited partnership organized under the laws of Delaware ("MST"), MST/TP Holding, Inc., a corporation organized under the laws of California and the sole limited partner of MST ("MST Holding"), MST Partners, L.P., a partnership organized under the laws of Delaware and a co-general partner of MST ("MST Domestic Fund"), MST Offshore Partners C.V., a limited partnership organized under the laws of the Netherlands Antilles and a co-general partner of MST ("MST Offshore Fund"), MST Management, L.P., a limited partnership organized under the laws of Delaware and the general partner of MST Domestic Fund and co-general partner of MST Offshore Fund acting in its capacity as liquidator ("MST Management"), MST Offshore Management N.V., a naamloze vennootschap (a limited liability company) organized under the laws of the Netherlands Antilles and a co-general partner of MST Offshore Fund acting in its capacity as liquidator ("MST Offshore Management"), Weston Presidio Offshore Capital C.V., a limited partnership organized under the laws of the Netherlands Antilles ("Existing WPC"), Weston Presidio Capital III L.P., a limited partnership organized under the laws of Delaware, and WPC Entrepreneur Fund L.P., a limited partnership organized under the laws of Delaware (together with Weston Presidio Capital III L.P., "WPC"), SBIC Partners L.P., a limited partnership organized under the laws of Delaware ("SBIC Partners"), J.P. Morgan Capital Corporation, a corporation organized under the laws of Delaware ("JP Morgan"), Tekni-Plex Management LLC, a limited liability company organized under the laws of Delaware ("TP Management LLC"), Dr. F. Patrick Smith, an individual residing at 8601 Riviera Court, Flower Mound, TX 75022 ("Smith"), Kenneth W.R. Baker, an individual residing at 25 Sutton Farm Road, Flemington, NJ 08822 ("Baker"), Arthur P. Witt, an individual residing at 9651 North Davis Highway, Pensacola, FL 32514 ("Witt") and William L. Daugherty, an individual residing at 4674 Canterbury Drive, Hudson, Ohio 44236 ("Daugherty"). J. Andrew McWethy ("McWethy") is party to this Agreement solely for purposes of Sections 2.01(k), 2.01(n) and 3.03(a)(iv), Gregory J. Forrest ("Forrest") and Stephen R. Rusmisel of Winthrop, Stimson, Putnam & Roberts ("Rusmisel") are parties to this Agreement solely for purposes of Section 3.01. Barry A. Solomon and Stephen A. Tuttle are parties to this Agreement solely for purposes of Sections 2.01(k),
3.01 and 3.03(a)(iv). Notwithstanding the foregoing, each signatory hereto (other than Rusmisel) is also signing in his individual capacity as well as his capacity as partner, managing director, officer or director for purposes of Sections 8.04 and 9.10. Capitalized terms not otherwise defined herein have the meanings specified in Article 1.

     WHEREAS, prior to the date of this Agreement, Tekni-Plex Partners L.P., a limited partnership organized under the laws of Delaware (the "TP
Partnership"),
owned 100% of the outstanding common stock, par value $0.01 per share, of the Corporation ("Common Stock"); and

     WHEREAS, on October 5, 1999, Existing WPC submitted to MST and the Corporation an offer letter (the "Recapitalization Proposal"), accepted by them, that constituted their mutual understanding regarding the recapitalization to be consummated in accordance with the provisions of the Transaction Agreements (the "Recapitalization") which Recapitalization Proposal valued the enterprise value of the Corporation at $875 million; and

     WHEREAS, on the date hereof the partners of TP Partnership entered into the Limited Liability Company Agreement of TP LLC (the "TP LLC Original Agreement") approving the conversion (the "TP Conversion") of TP Partnership from a limited partnership into a limited liability company, pursuant to
Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq., as amended (the "LLC Act"), Section 17-219 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 et seq., as amended (the "Partnership Act"), and Section 11.4 of the partnership agreement governing the TP Partnership; and

     WHEREAS, pursuant to the TP Original LLC Agreement, all of MST's Interests were converted into 465.6118 shares of Common Stock, representing approximately 54.9% of the outstanding Common Stock of the Corporation, simultaneously with the TP Conversion; and

     WHEREAS, pursuant to the engagement letter dated April 12, 2000 among Deutsche Bank Securities Inc., MST Domestic Fund and MST Offshore Fund and agreed to by the Company, an opinion was delivered to the general partners of the MST Domestic Fund and MST Offshore Fund regarding the fairness from a financial point of view of the consideration to be received by the indirect equity holders of the Corporation who elect to receive cash for their equity interests in connection with the Recapitalization; and

     WHEREAS, J.P. Morgan Securities, Inc.("JPMSI") has issued a "highly confident" letter to the Corporation regarding the financing necessary to consummate the Recapitalization; and

     WHEREAS, the parties desire to effect the Recapitalization on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the parties desire to specify the steps to be taken in connection with the Recapitalization.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) Unless the context otherwise specifies or requires, the terms defined in this Section 1.01 shall, for the purpose of this Agreement, have the meanings herein specified.

     "Acceleration Event" means the determination (i) by all members of the Committee or (ii) by a majority of the Committee and Rusmisel that the Effective Time may occur prior to June 30, 2000.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no stockholder of the Corporation shall be deemed an Affiliate of any other stockholder of the Corporation solely by reason of any investment in the Corporation. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise or
(ii) the direct or indirect beneficial ownership of at least 20% of the profits or assets of such Person.

     "Bond Tender Offer Statement" means the tender offer statement/consent solicitation which (i) shall be circulated to the holders of Senior Subordinated Notes due 2007 and Senior Subordinated Notes due 2008 and (ii) is in form and substance satisfactory to WPC and the Corporation.

     "Board of Directors" means the board of directors of the Corporation.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Interest" shall have the meaning ascribed to it in the TP Original LLC Agreement.

     "ISRA" shall have the meaning ascribed to it in the TP Original LLC Agreement.

     "LLC Act" shall have the meaning ascribed to it in the TP Original LLC Agreement.

     "Member" shall have the meaning ascribed to it in the TP Original LLC Agreement.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Securities Act" means the Securities Act of 1933, as the same may be amended, and the rules and regulations promulgated thereunder.

     "Senior Subordinated Notes due 2007" means the $75 million in aggregate principal amount of 11 1/4% Senior Subordinated Notes due April 1, 2007 which is governed by the indenture dated as of April 1, 1997 among the Corporation, Dolco Packaging, Corp. and Marine Midland Bank.

     "Senior Subordinated Notes due 2008" means the $200 million in aggregate principal amount of 9 1/4% Senior Subordinated Notes due March 1, 2008 which is governed by the indenture dated as of March 1, 1998 among the Corporation, P.T. Holding, Inc., PureTec Corporation and Plastic Specialties and Technologies, Inc.

     "Share Price" means $507,933.

     "TP Partnership Agreement" means the amended and restated agreement of limited partnership of TP Partnership dated as of September 25, 1997.

     "Transaction Agreements" means this Agreement, the TP LLC Original Agreement, the TP LLC Agreement, the MST LLC Agreement, the Investors' Agreement and the Purchase Agreements.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

          Term                                 Section
          ----                                 -------
          Agreement                            Preamble
          Alternative Sale                     Section 3.01(a)
          Announcement                         Section 3.03(f)
          Baker                                Preamble
          Baker Option Agreement               Section 2.01(i)
          Cap                                  Section 8.01(a)
          Claim                                Section 8.02(a)

          Term                                 Section
          ----                                 -------
          Closing                              Section 2.03
          Code                                 Section 3.02
          Committee                            Section 3.01(b)
          Common Stock                         Recitals
          Corporation                          Preamble
          Damages                              Section 8.01
          Daugherty                            Preamble
          DBAB Letter                          Section 8.01(b)
          Deductible                           Section 8.01
          Designated Expenses                  Section 2.02
          Effective Time                       Section 2.03
          Electing Person                      Section 2.01(i)
          Existing WPC                         Preamble
          SBIC Partners                        Preamble
          Financial Projections                Section 6.03(c)
          Financial Statements                 Section 6.03(c)
          Forrest                              Preamble
          GP Statements                        Section 3.03(a)(iv)
          Indemnified Officer/Director         Section 3.04(a)
          Indemnified Party                    Section 8.02
          Information Statement                Section 3.03(a)(iii)
          Investors' Agreement                 Section 2.01(l)
          JP Morgan                            Preamble
          JPMSI                                Recitals
          LLC Act                              Recitals
          Limited Partners                     Section 3.03(d)
          McWethy                              Section 2.01(n)
          MST                                  Preamble
          MST Domestic Fund                    Preamble
          MST Indemnified Party                Section 8.01(a)
          MST Holding                          Preamble
          MST Holding Management Agreement     Section 2.01(k)
          MST LLC                              Section 2.01(b)
          MST LLC Agreement                    Section 2.01(b)
          MST Management                       Preamble
          MST Management Agreement             Section 2.01(k)
          MST Offshore Fund                    Preamble
          MST Offshore Management              Preamble
          Partnership Act                      Recitals
          Purchase Agreement                   Section 2.01(c)
          Recapitalization                     Recitals
          Recapitalization Proposal            Recitals

          Term                                 Section
          ----                                 -------
          Relevant Information                 Section 3.01(b)
          Rollover Indemnified Party           Section 8.01(c)
          Rusmisel                             Preamble
          SBIC Partners                        Preamble
          Smith                                Preamble
          Smith Option                         Section 2.01(h)
          Smith Option Agreement               Section 2.01(h)
          Solomon                              Preamble
          Stock Incentive Plan                 Section 2.01(i)
          Third Party Determination            Section 3.01(b)
          TP Conversion                        Recitals
          TP LLC                               Preamble
          TP LLC Agreement                     Section 2.01(a)
          TP LLC Original Agreement            Recitals
          TP Management LLC                    Preamble
          TP Partnership                       Recitals
          Transfer                             Section 3.05
          Tuttle                               Preamble
          Value of the Options                 Section 2.01(i)
          Withdrawal Amount                    Section 2.01(i)
          Witt                                 Preamble
          WPC                                  Preamble


                                   ARTICLE 2
                                RECAPITALIZATION

     SECTION 2.01. Conversion, Redemptions and Refinancing. The parties, severally and not jointly, hereby agree to take, or cause to be taken, all actions necessary, proper or advisable to consummate or make effective each of the following actions, each of which shall be deemed to occur simultaneously at the Effective Time, subject to and in accordance with the terms set forth in this Agreement:

     (a) Amendment of TP LLC Original Agreement. The Members (including the new Members admitted to the TP LLC at the Effective Time) of TP LLC shall enter into an amended and restated limited liability company agreement, the form of which is attached hereto as Exhibit A (the "TP LLC Agreement"), which shall replace the TP LLC Original Agreement in its entirety and set forth the rights and obligations of the Members after the Effective Time.

     (b) Conversion of MST into MST/TP Partners LLC. The partners of MST shall enter into a limited liability company agreement, the form of which is attached hereto as Exhibit B (the "MST LLC Agreement"), approving the conversion of MST from a limited partnership into a limited liability company pursuant to Section 18-214 of the LLC Act and Section 17-219 of the Partnership Act ("MST LLC"). MST shall cause to be filed a Certificate of Formation and Certificate of Conversion, and any other certificates or documents which are necessary to effect the conversion, with the Secretary of State of the State of Delaware. MST shall become a limited liability company upon filing of such documents pursuant to Section 18-214(d) of the LLC Act.

     (c) Admission of New Members in TP LLC. Each of JP Morgan, WPC and certain investors to be identified by WPC approved by WPC and Smith shall (i) enter, or have entered, into a purchase agreement in the form attached hereto as Exhibit C (the "Purchase Agreement"), (ii) enter into the TP LLC Agreement, (iii) make a capital contribution to TP LLC in the amount required by the relevant Purchase Agreement and by the Initial Drawdown Notice (as defined in the TP LLC Original Agreement) and (iv) be admitted as a Member of TP LLC as contemplated by the TP LLC Original Agreement; provided, however, that, in the discretion of WPC and Smith, WPC or any other investor (other than JP Morgan) bound by this paragraph may invest in the Corporation through a newly formed limited liability company, instead of through TP LLC, and the equity commitments made to such newly formed limited liability company shall be aggregated to any amounts made to TP LLC for purposes of this Agreement..

     (d) Financing Arrangements. The Corporation shall have available to draw down at the Effective Time at least $750 million in debt financing consisting of one or more credit facilities or series of senior subordinated notes. A portion of the $750 million financing shall be drawn down by the Corporation and the Corporation shall use such funds to consummate the Recapitalization and the unfunded portion (which shall be at least $100 million) shall be made available to the Corporation after the Effective Time in the form of a revolving credit facility. The parties hereto understand that the actual capitalization structure of the Corporation and TP LLC shall be determined at the discretion of WPC and Smith.

     (e) Repayment of Credit Facilities. The Corporation shall repay all amounts outstanding under the $205 million Credit Agreement dated as of March 3, 1998, among the Corporation, Morgan Guaranty Trust Company of New York, as agent, and other parties thereto, which includes all amounts outstanding under the Tranche A Term Loan, the Tranche B Term Loan and the Revolving Loan.

     (f) Repayment of Senior Subordinated Notes due 2007. The Corporation shall redeem all Senior Subordinated Notes due 2007 tendered by the holders thereof, in accordance with the terms and conditions contained in the Bond Tender Offer Statement; provided that holders of more than 50%, of the outstanding principal amount of the

Senior Subordinated Notes due 2007 shall have tendered their notes and consented to the modifications to the indenture governing such notes.

     (g) Repayment of Senior Subordinated Notes due 2008. The Corporation shall redeem all Senior Subordinated Notes due 2008 tendered by the holders thereof, in accordance with the terms and conditions contained in the Bond Tender Offer Statement; provided that holders of more than 50% of the outstanding principal amount of the Senior Subordinated Notes due 2008 shall have tendered their notes and consented to the modifications to the indenture governing such notes.

     (h) Exercise of Smith's Option. Smith shall exercise the entire option (the "Smith Option") granted under the Second Amended and Restated Option Agreement dated as of April 4, 1997 between Smith, TP Partnership and the Corporation (the "Smith Option Agreement"). TP LLC hereby waives the notice required by Section 12(a) of the Smith Option Agreement. TP LLC and Smith hereby agree that the payment of the exercise price required by Sections 2 and 12(a) of the Smith Option Agreement for the exercise of the Smith Option shall be satisfied by deducting from Smith's Capital Account an amount equal to $1,843,252.90 at the Effective Time. It is understood that immediately prior to the TP Conversion and conversion of MST's Interests, the fair market value of TP Partnership's assets was grossed up and each partner's Capital Account (as defined in the TP Partnership's Agreement) was allocated its share (assuming that Smith had exercised his option prior to such allocation) of any change in the fair market value of TP Partnership's assets since the last determination, each pursuant to the TP Partnership Agreement. It is also understood that the account balance of Smith's Capital Account indicated on Schedules D-1 and D-2 of the TP LLC Original Agreement already reflects the deduction for the exercise price of the Smith Option to be made at the Effective Time such that no further deduction beyond that already reflected on Schedules D-1 and D-2 of the TP LLC Original Agreement will be made to Smith's Capital Account balance at the Effective Time as a result of the exercise of the Smith Option.

     (i) TP LLC Redemption. Each Member of TP LLC shall be entitled to request that TP LLC redeem its membership interests in an amount not to exceed the positive balance in such Member's Capital Account (each such Member shall be an "Electing Person"). In such request, each Electing Person shall irrevocably agree to sell all or a portion of the balance of such Member's Capital Account (for each Electing Person, such amount shall be its "Withdrawal Amount") and to surrender all redeemed Interests at the Effective Time. TP LLC shall redeem from each Electing Person Interests equal to the Withdrawal Amounts; provided, however, that TP LLC shall not be required to redeem (i) any Interests held by Forrest, Binkley & Brown L.P. in any event or (ii) more than 94% of the aggregate Interests held by Existing WPC or its transferee. Notwithstanding the foregoing, Smith's Withdrawal Amount shall not exceed Smith's Capital Account (as defined in the TP LLC Original Agreement) at the Effective Time plus the Value of the Options minus $80 million. "Value of the Options" means
(i) the sum of 37.97419 (the number of shares underlying all outstanding options granted under the Corporation's Stock Incentive Plan) and 21.73223 (the number of shares underlying Baker's option granted under the Amended and Restated Stock Option Agreement dated as of April 4, 1997 between Baker and the Corporation (the "Baker Option Agreement")) times (ii) the Share Price. "Stock Incentive Plan" means the Corporation's stock option plan, effective as of December 31, 1997, created to promote the interests of the Corporation and its stockholders by attracting and retaining exceptional executive personnel and other key employees of the Corporation and its Subsidiaries.

     (j) Transfers by SBIC Partners and Existing WPC. (i) The parties hereby agree that SBIC Partners may distribute to its partners its Interests and such partners will become substitute Members upon compliance with Section 9.02 of the TP LLC Original Agreement. Forrest, Binkley & Brown L.P. shall not be an Electing Person.

          (ii) The parties hereby agree that Existing WPC may transfer to a newly formed limited liability company its Interests and such limited liability company will become a substitute Member upon compliance with
     Section 9.02 of the TP LLC Original Agreement.

     (k) MST Management Agreements. The Corporation and MST Holding shall enter into a purchase agreement in which the Corporation agrees to purchase and MST Holding agrees to sell the letter agreement dated April 4, 1997 between MST Holding and the Corporation in exchange for payments to MST Holding equal to $1,027,711 and to Forrest, Binkley & Brown L.P. equal to $46,392.50. Each of McWethy, Solomon and Tuttle, as holders of all of the outstanding capital stock of MST Management Company, Inc., who are a party to the letter agreement dated April 4, 1997 between MST Management Company, Inc. and the Corporation (the "MST Management Agreement") shall enter into a stock purchase agreement in the form attached here to as Exhibit D pursuant to which the Corporation will pay to Forrest, Binkley & Brown L.P. an amount equal to $46,392.50 and to McWethy, Solomon and Tuttle an aggregate amount equal to $2,590,892 and each of McWethy, Solomon and Tuttle shall together sell to the Corporation all of the capital stock of MST Management Company, Inc.

     (l) Investors' Agreement. Each of the Corporation, TP LLC, MST, TP Management LLC, Smith and Michael F. Cronin (or any of their respective successors or transferees) shall enter into an Investors' Agreement in the form attached hereto as Exhibit E (the "Investors' Agreement").

     (m) Employment Agreements. The Corporation and each of Smith and Baker shall enter into an amended and restated employment agreement which shall contain the following terms:

          (i) Smith shall receive an initial annual salary of $5 million;

          (ii) Baker shall receive an initial annual salary of $2.5 million;
     and

          (iii) each of Smith's and Baker's salaries shall be increased on each anniversary of the date of the Effective Time by 10%.

     Such employment agreements shall not provide for any mandatory bonus compensation.

     (n) Redemption of MST/TP Partners. Each of MST Domestic Fund, MST Offshore Fund and MST Holding shall sell, and the Corporation shall redeem, all shares of Common Stock held by MST Domestic Fund, MST Offshore Fund and MST Holding at the Effective Time. McWethy hereby agrees to elect to receive interests in MST LLC worth at least $5 million on the condition that the interests in MST LLC for which he wishes to receive cash are bought by a new equity investor for an amount of cash he would have received had MST redeemed him (subject to mutually acceptable documentation) and in order to induce McWethy to agree to such election, all parties hereto agree to such condition. The price per share paid by the Corporation for each redeemed share of Common Stock shall be equal to the Share Price.

     SECTION 2.02. Expenses. All costs and expenses, except as set forth in the next sentence, shall be borne by the party incurring the same. If and only if the Recapitalization is consummated, the Corporation shall pay (or reimburse the party who has paid) the fees, expenses or costs (i) of Winthrop, Stimson, Putnam & Roberts and one firm advising on Netherlands Antilles law, each as counsel to MST, which relate to the Recapitalization and not to the approval referred to in Section 3.03(a) or other matters which relate only to MST and not the other parties to this Agreement not to exceed $610,000 in the aggregate, (ii) incurred by MST in order to obtain the fairness opinion of Deutsche Bank Alex.Brown pursuant to the engagement letter dated April 12, 2000, (iii) of WPC incurred in connection with raising equity capital which will be committed to TP LLC and (iv) of Ropes and Gray, as counsel to WPC and certain other investors. "Designated Expenses" means the expenses described in clauses (i) and (ii) in the preceding sentence and the fees, expenses or costs
(A) of the Corporation which relate to the redemption of the Senior Subordinated Notes due 2007 and Senior Subordinated Notes due 2008 (including any hedging costs), (B) of JPMSI which relate to the Recapitalization and not the debt financing referred to in Section 2.01(d), (C) of Davis Polk & Wardwell and Morris, Nichols, Arsht & Tunnell, each as special counsel to the Corporation, which relate to the Recapitalization and not the debt financing referred to in Section 2.01(d), (D) of BDO Seidman LLP which relate to the Recapitalization and not to general corporate purposes and (E) the payments made in respect of the agreements referred to in Section 2.01(k). Designated Expenses shall be paid by (or reimbursed to the extent heretofore paid by another party) the Corporation.

     Each party acknowledges that the Capital Account balances listed in Schedules D-1 and D-2 of the TP LLC Original Agreement reflect deductions for such party's allocation of the estimated Designated Expenses. It is understood that at the Effective Time, members of management, including holders of options, shall be allocated additional priority allocations in TP LLC or awarded additional options by the Corporation in the amounts equal to the Designated Expenses allocated to such Persons immediately prior to the Conversion Time.

     SECTION 2.03. Closing. The closing of the transactions contemplated by this Article 2 (the "Closing") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 a.m. when all of the conditions in Article 6 have been satisfied or waived, or at such other place and time as the parties may agree (the "Effective Time"); provided that the Effective Time shall occur no earlier than (A) June 15, 2000 in any event and (B) June 30, 2000 unless an Acceleration Event has occurred. Subject to the preceding sentence, the parties hereto expect the Closing will occur promptly after (i) the condition described in Section 6.04(f) has been satisfied and
(ii) the financing described in Section 2.01(d) shall have been secured.

                                   ARTICLE 3
                                   COVENANTS

     SECTION 3.01. Exclusivity. (a) The parties agree, severally and not jointly, subject only to the fiduciary duties of the Board of Directors and of MST or its general partners under applicable law, that until this Agreement is terminated, the parties will not, and will cause their respective Affiliates, partners, directors, officers, employees, representatives and agents (including financial advisors) not to, directly or indirectly, solicit or initiate or enter into discussions or transactions with, or encourage, or provide any information to, any corporation, partnership or other entity or group (other than JP Morgan, Existing WPC or WPC and its designees) concerning any sale of stock by the stockholders of, or any merger, recapitalization, spin-off or sale of securities or substantial assets of, or any similar transaction or alternative to the Recapitalization involving, the Corporation or any of its subsidiaries (the "Alternative Sale"); provided however, that any action which would facilitate the transactions contemplated by the Transaction Agreements shall be exempt from this Section. Each of the parties represents and warrants that none of them or any affiliated party is party to or bound by any agreement with respect to any such transaction other than as contemplated hereby.

     (b) If an unsolicited indication of interest in acquiring the Corporation is received by the Corporation, MST or any other party from a third party otherwise than as a result of any breach of this Section, such party shall inform in writing each member of the Committee and Smith of this unsolicited indication of interest. Then subject to good faith determination by either (i) a majority of the disinterested directors of the Board of Directors, (ii) a majority of the disinterested general partners of MST Management or (iii) with the concurrence of either JPMSI or Rusmisel, and any general partner of MST Management, that such third party's interest is a bona fide interest in acquiring the Corporation and is capable of resulting in an offer which would satisfy the conditions of paragraph (c) (a "Third-Party Determination"), a Committee consisting of Forrest, Solomon and Tuttle (the "Committee") will direct the discussions with any such qualified third party and may provide Relevant Information (the "Relevant Information") as it determines is appropriate. Rusmisel shall act as counsel to the Committee. Except as otherwise provided herein, action by the Committee shall be approved by a majority of the members of the Committee.

     (c) The Corporation shall not enter into any agreement with any third party regarding an Alternative Sale unless (i) the terms and conditions of such Alternative Sale are no less favorable to the parties hereto than the Recapitalization, (ii) such third party agrees to pay all reasonable fees, expenses and costs (including proposed lenders and accounting, financial and legal advisors) incurred by each party to this Agreement in connection with any of the transactions contemplated by the Transaction Agreements, including those related to hedging arrangements (including entering into and unwinding such arrangements) entered into by the Corporation and (iii) such Alternative Sale is priced based on an enterprise valuation of the Corporation in excess of $915 million.

     (d) If a Third-Party Determination is made, then the Committee shall promptly advise the limited partners of MST Domestic Fund and MST Offshore Fund (the "Limited Partners") of the receipt of such indication of interest and of any material changes in such indication of interest as discussions proceed between such third party and the Committee.

     (e) The Committee shall have full and complete access to the properties, books and records, and other information of like kind and scope as the information made available to the parties hereto. If a Third Party Determination is made, the management of the Corporation shall cooperate and participate in such discussions to the extent reasonably requested by the Committee.

     (f) Upon receipt of an executed confidentiality agreement in customary form, such third party may, if the Committee so determines to be appropriate, be provided access to the Relevant Information.

     (g) The Committee may engage, at the Corporation's expense, such financial and legal advisors as the Committee may select to assist it in the evaluation of such third party indication of interest and to assist it in negotiating and structuring an Alternative Sale.

     (h) The Committee shall have the authority (subject to fiduciary obligations of the Board of Directors) to direct, or take such other actions as are necessary to cause, the Corporation and/or MST to enter into an agreement with such third party providing for an Alternative Sale and to direct, or take such other actions as are necessary to cause, the Corporation and/or MST to terminate this Agreement in such event if it determines, applying the same fiduciary standards to it as would apply to a board of directors of a Delaware corporation in similar circumstances, that such action is required to discharge its fiduciary obligations to the direct and indirect beneficial owners of the Corporation.

     (i) The authority of the Committee shall immediately terminate in the event that Rusmisel ceases to act as counsel to the Committee other than (x) as a result of his removal as counsel to the Committee by a unanimous vote of the Committee, or (y) by reason of Rusmisel's discontinuance of the practice of law (each a "Qualifying Termination"). In the event of a Qualifying Termination, Solomon shall, within 10 business days of the date of the Qualifying Termination, appoint any other partner of Winthrop, Stimpson, Putnam & Roberts to act as counsel to the Committee and such Qualifying Termination shall have no effect on the authority or powers of the Committee.

     SECTION 3.02. Tax Treatment and Venture Capital Operating Company Status. The parties hereto agree to take all reasonable actions as may be required to structure the Recapitalization in a manner which (i) allows those direct or indirect investors of the Corporation who receive cash in the Recapitalization to treat such cash distributions as capital gains, (ii) allows direct or indirect investors to preserve the exclusions permitted by Section 1202 of the Code which are available to them on the date hereof and (iii) maintains the Corporation's qualification as a venture capital operating company. Each party agrees that the approval of MST, WPC, SBIC Partners and Smith of such structure referred to in the previous sentence of the Recapitalization shall be final and binding on such party. "Code" means the United States Internal Revenue Code of 1986, as amended (or any corresponding provision of succeeding law). Nothing contained herein shall be construed as a guarantee by any party hereto of the Recapitalization having the effects described in the first sentence of this Section.

     SECTION 3.03. Further Actions. Each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Agreements. In addition to the foregoing, each of the parties agrees to the following:

     (a) Approval by MST. (i) In order for MST, MST Management and MST Offshore Management to consummate the transactions contemplated by the Transaction Agreements, MST Management and MST Offshore Management and the Limited Partners holding 662/3% in interest of MST Domestic Fund and MST Offshore Fund must approve the transactions contemplated hereby, including amendments to the relevant partnership agreement permitting (x) the distribution to the Limited Partners of the membership interests of MST as elected by such Limited Partner as contemplated by the Transaction Agreements and (y) special allocations of gain to those Limited Partners electing to be redeemed. It is understood that the MST Domestic Fund is in the process of liquidation and the term of MST Offshore Fund has expired and MST Offshore Fund is in the process of liquidation.

          (ii) MST Management and MST Offshore Management hereby approve the transactions contemplated by the Transaction Agreements including the amendments and special allocations referred to in Section 3.03(a)(i).

          (iii) MST, MST Domestic Fund, MST Offshore Fund, MST Management and MST Offshore Management shall cause, as soon as practicable and in accordance with all applicable national and foreign securities laws, a vote of the Limited Partners of each of MST Domestic Fund and MST Offshore Fund to be taken in respect of the Recapitalization Agreement and the Recapitalization and the amendments to the organizational documents referred to in Section 3.03(a) (whether by a meeting or by written consent, as may be permitted under the relevant organizational documents). In connection with such vote, each of MST, MST Management and MST Offshore Management agrees (A) to promptly prepare in accordance with all applicable national and foreign securities laws and thereafter mail to the Limited Partners no later than Friday, April 14, 2000 the information statement/consent solicitation (the "Information Statement") and all other materials for such vote (it is understood that the Corporation and its advisors shall have an opportunity to review and comment on the Information Statement and other related documents before its mailing) ,
     (B) the limited partners shall return voting and election instructions before Wednesday, May 31, 2000, (C) to cause, in the event a Limited Partner makes an election to require the redemption of its equity interest in the Corporation, such Limited Partner to also make an irrevocable and binding election to sell all or a portion of such Limited Partner's equity interests that it has so requested be redeemed, and (D) otherwise to comply with all legal requirements applicable to such vote.

          (iv) MST, MST Domestic Fund, MST Offshore Fund, MST Management and MST Offshore Management shall cause to be included in the Information Statement mailed to the Limited Partners pursuant to the previous paragraph, the statements of all general partners of MST Management and managing directors of MST Offshore Management which shall be in form and substance identical

     (except as may be necessary to comply with applicable law or to comply with any fiduciary duties) to those attached hereto as Exhibit F (the "GP Statements"). Each of MST, MST Domestic Fund, MST Offshore Fund, MST Management and MST Offshore Management shall take such steps as are reasonably necessary to obtain the necessary approvals by the Limited Partners of the Transaction Agreements and the transactions contemplated hereby and thereby except to the extent that the requirement to take any such action (A) would be inconsistent with the relevant GP Statement or
     (B) are prohibited by applicable law or would breach such party's fiduciary duties. No general partner of MST Management or managing director of MST Offshore Management (x) shall permit his GP Statement to be modified or (y) communicate any statements contrary to his GP Statement to the Limited Partners, unless doing so (1) would facilitate obtaining the necessary approvals by the Limited Partners of the Transaction Agreements and the transactions contemplated hereby and thereby or (2) would be permitted by the following paragraph,

     In the event a Third Party Determination has been made, the provisions of this clause (iv) shall not prevent any party from taking any action necessary to comply with applicable law or such party's fiduciary duties (in such party's good faith determination). In the event a general partner or a managing director desires to change his GP Statement, such Person shall give the Corporation, the other general partners of MST Management and Existing WPC written notice outlining the proposed changes at least three business days prior to the circulation of any such changed GP Statement to the Limited Partners (the "Changed GP Statement Notice Period") and such Person shall use reasonable best efforts to be available (with such Person's legal counsel) to meet at the offices of MST Management during regular business hours to meet with the other general partners of MST Management and managing directors of MST Offshore Management, Smith and Existing WPC to discuss the proposed changes to the GP Statement during such Changed GP Statement Notice Period; provided, however, that during the period between May 24, 2000 and May 31, 2000, the Changed GP Statement Notice Period shall be one business day. Each of the parties hereto agree that during the Changed GP Statement Notice Period it will not communicate with the Limited Partners.

          (v) MST shall promptly notify the Corporation of the result of such vote and the elections to retain or redeem by the Limited Partners received by MST or any Affiliate of MST. The Information Statement shall state that if the transactions contemplated by the Transaction Agreements are approved, each equity owner not specifying an election or failing to vote shall be deemed to elect to require redemption of all of such equity owners' interests.

     (b) Approval by Existing WPC and SBIC Partners. (i) Each of existing WPC and SBIC Partners hereby approve the transactions contemplated by the Transaction

Agreements, which approval shall satisfy the requirement of Section 5.01 of the TP LLC Original Agreement.

          (ii) Each of Existing WPC and SBIC Partners shall cause, as soon as practicable and in accordance with all national and foreign securities laws, a vote of the direct and indirect beneficial holders of equity in such entities to be taken in respect of the transactions contemplated by the Transaction Agreements (whether by a meeting or by written consent, as may be permitted under the relevant organizational documents). The general partners of such entities shall recommend approval of the Transaction Agreements and the transactions contemplated by the Transaction Agreements by the direct and indirect beneficial holders of equity in such partnership. In connection with the vote, each of Existing WPC and SBIC Partners agrees to (A) prior to such vote, promptly prepare in accordance with all national and foreign securities laws and thereafter cause to be delivered as promptly as practicable to its direct and indirect beneficial holders of equity an information statement substantively similar to the Information Statement except to the extent the disclosure in the Information Statement deals specifically with issues related to MST only, and all other materials for such vote, (B) use its best efforts to obtain the necessary approvals by the direct and indirect beneficial holders of equity of the Transaction Agreements and the transactions contemplated thereby and (C) otherwise comply with all requirements applicable to such vote.

          (iii) Each of Existing WPC and SBIC Partners shall promptly notify the Corporation of the result of such vote.

     (c) Other Required Votes. Each party hereto shall obtain all approvals necessary for it to take the actions and to consummate the transactions contemplated by the Transaction Agreements.

     (d) Filings and Approvals. Each of the parties, as applicable, shall make, or cause to be made, all such filings and submissions under applicable law, as may be required to consummate the transactions contemplated by the Transaction Agreements.

     (e) Engagement Letters. The Corporation shall prior to the Effective Time deliver to MST and WPC a schedule of the fees expected to be paid by the Corporation in connection with the transactions contemplated by the Transaction Agreements and a copy of all executed engagement letters.

     (f) Press Release. The Corporation shall issue as soon as practicable but in any event no later than 5:30 p.m. Washington D.C. time on Friday, April 14, 2000 the press release attached hereto as Exhibit G (the "Announcement"). The parties shall not, and shall cause the partners and members thereof not to, circulate any statements, including any press release of the Corporation, regarding the Recapitalization or any transaction contemplated by the Transaction Agreements except Rusmisel shall as promptly as practicable after issuance of the Announcement circulate such Announcement accompanied only by a fax cover sheet of Winthrop, Stimson, Putnam & Roberts without any explanatory notations to any person requested by any party hereto or partner or member thereof.

     Winthrop, Stimson, Putnam & Roberts shall promptly provide copies of each such delivery of the Announcement, including identification of the recipient, to the Corporation, MST and Existing WPC and their respective counsel. None of the parties hereto shall, and shall cause the partners and members thereof not to, initiate any communication with any recipient of such Announcement and shall refer such recipient to the Committee for discussion.

     (g) Form 8-K. The Corporation shall file a Form 8-K disclosing that this Agreement has been executed with the Securities and Exchange Commission as soon as practicable after the date hereof but in any event no later than 5:30 p.m. Washington D.C. time on Friday, April 14, 2000. This Agreement shall be filed as an exhibit to such Form 8-K.

     (h) Bridge Financing. MST agrees that it will not, and will not cause the Corporation to enter into any bridge financing arrangement with respect to the transactions contemplated hereby.

     (i) Cooperation. Each of the parties will coordinate and cooperate with the other parties in exchanging such information and supplying such reasonable assistance as may be requested by other parties in connection with the Recapitalization.

     SECTION 3.04. Director and Officer Liability. (a) For six years after the Effective Time, the Corporation shall continue to indemnify and hold harmless the present and former officers and directors of the Corporation (each an "Indemnified Officer/Director") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware law or any other applicable laws or provided under the Corporation's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) For six years after the Effective Time, the Corporation shall continue to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Officer/Director currently covered by the Corporation's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section, the Corporation shall not be obligated to pay premiums in excess of 200% of the amount per annum the Corporation paid in its last full fiscal year.

     SECTION 3.05. Transfer Restrictions. MST agrees not to, and to cause TP LLC not to, make (a) a Transfer of any shares of Common Stock except a Transfer of Common Stock to MST Domestic Fund, MST Offshore Fund and MST Holding by MST and (b) a Transfer of Common Stock to a newly formed limited liability company by TP LLC, in each case, immediately prior to the Effective Time. Each of MST Domestic Fund, MST Offshore Fund and MST Holding hereby agrees to sell all the shares of Common Stock it owns at the Effective Time to the Corporation.

     "Transfer" means a sale, transfer, assignment, pledge, other disposal or encumbrance, including any transfer of "beneficial ownership" as defined in Regulation 13D promulgated under the Exchange Act.

     SECTION 3.06. Existing WPC or SBIC Partners Right. Notwithstanding anything contained in this Agreement to the contrary, MST may not take any action relating to the Corporation without the prior written consent of either Existing WPC or SBIC Partners, so long as such parties own Interests; provided, however, that the Manager shall have the authority to execute, deliver and cause TP LLC to perform its obligations under this Agreement and the other Transaction Agreements.

     SECTION 3.07. Election of Directors. Each of MST and TP LLC agree that it will not vote its Common Stock for the election of any director of the Board of Directors without the consent of the other party.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF ALL PARTIES

     Each of the parties hereto represents and warrants to each other party as follows:

     SECTION 4.01. Existence and Power. With respect to MST Offshore Fund, pursuant to the terms of the applicable partnership agreement, the term of MST Offshore Fund has expired and MST Offshore Fund is in the process of liquidation. With respect to MST Offshore Management, MST Offshore Management is duly organized, validly existing and registered in the Trade Register of the Chamber of Commerce at Curacao, Netherlands Antilles, and has all powers and material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     With respect to all other parties, each Person, who is not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02. Authorization. (a) The execution, delivery and performance by each Person, who is not an individual, of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby are within such Person's powers and have been duly authorized by all necessary action on the part of such Person (except for the approvals described in Section 3.03(a)(i) with respect to the approval of the consummation of the transactions contemplated by this Agreement).

     (b) Each Person who is an individual has the capacity to enter into the Transaction Agreements.

     (c) Notwithstanding the expiration of the term of MST Offshore Fund referred to in Section 4.01, each Transaction Agreement constitutes, or will constitute when executed by such Person, a valid and binding agreement of such Person.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Person of each Transaction Agreement and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official other than compliance with any applicable requirements of the Securities Act, Exchange Act and ISRA.

     SECTION 4.04. Noncontravention. The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated by the Transaction Agreements do not and will not (i) assuming compliance with Section 3.03(a)(i) with respect to the approval of the consummation of the transactions contemplated by this Agreement, violate the organizational documents of such Person, (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) except as provided in
Schedule 4.04, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of any agreement or other instrument binding upon such Person.

     SECTION 4.05. Finders' Fees. Except for JPMSI whose fees will be paid by the Corporation and Deutsche Bank Alex.Brown whose fees will be paid by MST, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Person who might be entitled to any fee or commission in connection with the transactions contemplated by the Transaction

Agreements. Nothing in this Section 4.05 shall be construed to diminish the effect of Section 2.02.

     SECTION 4.06. Litigation. (a) With respect to MST Offshore Fund and MST Offshore Management, no writ initiating an action, suit, investigation or proceeding has been served upon MST Offshore Fund or MST Offshore Management and, to such Person's knowledge, there is no action, suit, investigation or proceeding pending, threatened against or affecting such Person before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Agreements,

     (b) With respect to each other party, there is no action, suit, investigation or proceeding pending, or to the knowledge of such Person threatened against or affecting such Person, before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Agreements.

                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL PARTIES

     SECTION 5.01. Corporation. The Corporation represents and warrants to each other party that:

     (a) The Corporation is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business of the Corporation.

     (b) The Corporation shall have sufficient cash or property at the Effective Time so that the redemption contemplated by Section 2.01(n) shall not impair the capital of the Corporation.

     (c) As of the date hereof, the Corporation has not prepared in connection with the Recapitalization any financial projections which are inconsistent in material respects (taken as a whole) with the assumptions used in the Financial Projections except for tax rate and net debt balance of the Corporation estimated for the end of fiscal year 2000 used in the financial projections delivered to Deutsche Bank Alex.Brown.

     SECTION 5.02. Foreign Law. Each of MST Offshore Fund and Existing WPC hereby represents and warrants to the Corporation that (i) it has consulted with its legal counsel in the applicable jurisdiction of organization with respect to the legal requirements under such jurisdiction for approval of this Agreement and the transactions contemplated by the Transaction Agreements and (ii) the approval required by this Agreement described in Section 6.02(a) or 6.03(d), as applicable, is all the action necessary for the approval of this Agreement and the transactions contemplated by the Transaction Agreements.

     SECTION 5.03. Purchase for Investment. The parties understand that (a) the membership interests of TP LLC have not been registered under the Securities Act, or any state securities laws because TP LLC is issuing these membership interests in reliance upon the exemptions from the registration requirements of the Securities Act, and any state securities laws providing for issuance of securities not involving a public offering, (b) TP LLC has relied upon the fact that the membership interests are to be held by each party for investment and that exemption from registration under the Securities Act, or any state securities laws would not be available if the membership interests of TP LLC were acquired by a party with a view to distribution.

     Accordingly, each of the parties represents and warrants to each other party that such party is acquiring its membership interests of TP LLC for such party's own account, for investment and not with a view to the resale or distribution thereof.

     Prior to acquiring the membership interests of TP LLC, each party has made an investigation of TP LLC and its business and TP LLC has had made available to each such party all information with respect thereto which such party needed to make an informed decision to acquire the membership interests of TP LLC. Each party considers himself or itself to be a person possessing experience and sophistication as an investor adequate to evaluate the merits and risk of such party's investment in the membership interests of TP LLC.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

     SECTION 6.01. Conditions for all Parties. The consummation of the transactions contemplated by the Transaction Agreements by each party is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) Receipt of Licenses, Permits and Consents. The Corporation shall have obtained evidence that any consent or approval required by ISRA for consummation of the transactions contemplated by the Transaction Agreements have been obtained;

     (b) No Injunction, etc. Consummation of the transactions contemplated by the Transaction Agreements shall not have been restrained, enjoined or otherwise prohibited by any applicable law, including any order, injunction, decree or judgment of any court or other governmental authority, and no action or proceeding shall be pending or threatened by any governmental authority at the Effective Time before any court or other governmental authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by the Transaction Agreements or to recover any material damages or obtain other material relief as a result of such transactions. There shall not have been promulgated, entered, issued, or determined by any court or other governmental authority to be applicable to the Transaction Agreements any applicable law making illegal the consummation of the transactions contemplated hereby or thereby, and no proceeding with respect to the application of any such applicable law shall be pending;

     (c) Fraudulent Conveyance. The redemption of Common Stock held by MST Domestic Fund, MST Offshore Fund and MST Holding shall not be a fraudulent conveyance as defined by federal bankruptcy laws; and

     (d) Representations and Warranties. The representations and warranties of each of the other parties under Articles 4 and 5 shall be true at the Effective Time as though such warranties and representations were made at and as of such date.

     SECTION 6.02. Conditions for MST. The consummation of the transactions contemplated by the Transaction Agreements by MST is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) Approval by MST's Direct or Indirect Investors. The Limited Partners of each of MST Domestic Fund and MST Offshore Fund shall have approved, pursuant to the organizational documents and applicable laws of each such partnership, (i) the distribution of the membership interests or other non-cash assets of MST to such Limited Partners in the form elected by such Limited Partners as set forth in Section 3.03(a), (ii) the Recapitalization Agreement and the Recapitalization and (iii) the amendments referred to in 3.03(a)(i);

     (b) Elections by Investors. The direct or indirect beneficial owners of MST holding at least 20% of all equity interests of MST shall have made binding elections to require MST to redeem their interests;

     (c) Alternative Sale Procedures. Each other party shall have performed in all material respects all of its obligations under Section 3.01;

     (d) Sufficient Funds. The Corporation shall have sufficient funds from whatever source to consummate the redemption of the Common Stock held by MST Domestic Fund, MST Offshore Fund and MST Holding at the Effective Time. On the date hereof, in connection with the Recapitalization, the Corporation expects to incur debt of approximately $750 million and equity commitments of approximately $250 million in

TP LLC are expected to be received at the Effective Time. MST and the other parties hereto understand that the actual capitalization structure of the Corporation and TP LLC shall be determined at the discretion of WPC and Smith; and

     (e) Material Obligations. Each of the Corporation, Existing WPC, WPC, Smith and, with respect to Section 2.01(i), SBIC Partners shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement and the Transaction Agreements to be performed or complied with by such Person at or prior to the Effective Time.

     SECTION 6.03. Conditions for WPC. The consummation of the transactions contemplated by the Transaction Agreements by WPC is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) Debt Financing. The terms and conditions of the financing arrangements referred to in Section 2.01(d) shall be satisfactory in form and substance to WPC;

     (b) Bond Tender Offer Statement. The terms and conditions of Bond Tender Offer Statement referred to in Sections 2.01(f) and 2.01(g) shall be satisfactory in form and substance to WPC. The tender offer/consent solicitations shall be conducted in a manner satisfactory to WPC;

     (c) No Material Change in the Corporation's Business. There shall not have been any material adverse change (which is not known by WPC or JP Morgan on the date hereof) in the business, assets, condition, income or prospects of the Corporation from the condition of the Corporation as reflected in the Financial Statements dated July 2, 1999 nor any material adverse change (which is not known by WPC or JP Morgan on the date hereof) in the ability of the Corporation to operate its business in accordance with the Financial Projections. "Financial Statements" means the audited balance sheets as of July 2, 1999 and the related audited consolidated statements of income and cash flows for the year ended July 2, 1999. "Financial Projections" means the financial projections of the Corporation prepared by JPMSI, dated April 11, 2000 delivered to WPC and MST on or about April 12, 2000;

     (d) Approval by Existing WPC's Investors. Existing WPC shall have solicited and received from the direct and indirect beneficial holders of equity in Existing WPC, approval and ratification (pursuant to its organizational documents and applicable laws) of the transactions contemplated by the Transaction Agreements, including all the terms of this Agreement; and

     (e) Material Obligations. Each of the Corporation, MST, MST Domestic Fund, MST Offshore Fund, Smith and, with respect to Section 2.01(i), SBIC Partners and, with respect to Section 2.01(n), McWethy shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement and the Transaction Agreements to be performed or complied with by such Person at or prior to the Effective Time.

     SECTION 6.04. Conditions for the Corporation. The consummation of the transactions contemplated by the Transaction Agreements by the Corporation is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

     (a) Debt Financing. The terms and conditions of the financing arrangements referred to in Section 2.01(d) shall be satisfactory in form and substance to the Corporation;

     (b) Debt Financing Available. The Corporation shall have available to draw down at the Effective Time at least $750 million in debt financing consisting of one or more credit facilities or series of senior subordinated notes and any portion of the $750 million financing unfunded (which shall be at least $100 million) at the Effective Time shall be made available to the Corporation after the Effective Time in the form of a revolving credit facility;

     (c) Bond Tender Offer Statement. The price terms and conditions of Bond Tender Offer Statement referred to in Sections 2.01(f) and 2.01(g) shall be satisfactory in form and substance to the Corporation. The tender offer/consent solicitations shall be conducted in a manner satisfactory to the Corporation;

     (d) Minimum Bond Tender and Consent. The holders of more than 50% of the outstanding principal amount of each of the Senior Subordinated Notes due 2007 and Senior Subordinated Notes due 2008 shall have tendered their notes and consented to the modifications to the indenture governing the relevant series of notes;

     (e) Minimum MST Redemption. The direct or indirect beneficial owners of MST holding at least 85% of all equity interests of MST shall have made binding elections to require MST to redeem their interests;

     (f) Approvals by MST, Existing WPC and SBIC Partners. Each of MST, Existing WPC and SBIC Partners shall have solicited and received from the direct and indirect beneficial holders of equity in such entities, approval and ratification (pursuant to the organizational documents and applicable laws of such entity) of the transactions contemplated by the Transaction Agreements, including all the terms of this Agreement;

     (g) Equity Commitment. Each of JP Morgan, WPC and the investors identified by WPC shall have made the Capital Contributions at the Effective Time equal to the amount set forth for contribution to TP LLC by such entity in the Initial Drawdown Notice (as defined in the TP LLC Original Agreement) delivered to such entity. JP

Morgan, WPC and investors to be identified by WPC shall in the aggregate have committed Capital Contributions of at least $ 255 million to TP LLC of which a maximum of $170 million shall be available at the Effective Time and all remaining amounts (including any portion of the $170 million which remains unfunded at the Effective Time) shall be available to TP LLC for future draw downs for a period of at least 5 years after the Effective Time;

     (h) Alternative Sale Procedures. Each other party shall have performed in all material respects all of its obligations under Section 3.01;

     (i) Recapitalization Accounting. The Corporation shall have received the advice of BDO Seidman LLP, in writing and otherwise in form and substance reasonably satisfactory to the Corporation, that the Recapitalization will qualify for recapitalization accounting treatment under generally accepted accounting principles; and

     (j) Material Obligations. Each of MST, MST Domestic Fund, MST Offshore Fund, Existing WPC, WPC, Smith and, with respect to Section 2.01(i), SBIC Partners and, with respect to Section 2.01(n), McWethy shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement and the Transaction Agreements to be performed or complied with by such Person at or prior to the Effective Time.

     SECTION 6.05. Condition for SBIC Partners. SBIC Partners shall have solicited and received from the direct and indirect beneficial holders of equity in SBIC Partners approval and ratification (pursuant to its organizational documents and applicable laws) of the transactions contemplated by the Transaction Agreements, including all the terms of this Agreement.

     SECTION 6.06. Condition for Smith. Smith shall not be required to exercise the Smith Option unless all of the other conditions in this Article 6 have been satisfied or waived at the Effective Time.

     The consummation of the transactions contemplated by the Transaction Agreements by Smith is subject to the satisfaction at or prior to the Closing Date of the following condition:

     Each of the Corporation, Existing WPC, WPC, MST, MST Domestic Fund, MST Offshore Fund and, with respect to Section 2.01(i), SBIC Partners and, with respect to Section 2.01(n), McWethy shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement and the Transaction Agreements to be performed or complied with by such Person at or prior to the Effective Time.

     SECTION 6.07. Conditions for JP Morgan. The consummation of the transactions contemplated by the Transaction Agreements by JP Morgan is subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

     (a) Capital Structure of the Corporation and TP LLC. The capital structure of the Corporation and TP LLC shall not be materially inconsistent with that contemplated by the Transaction Agreements on the date hereof; and

     (b) No Material Change in the Corporation's Business. There shall not have been any material adverse change (which is not known by WPC or JP Morgan on the date hereof) in the business, assets, condition, income or prospects of the Corporation from the condition of the Corporation as reflected in the Financial Statements dated July 2, 1999 nor any material adverse change (which is not known by WPC or JP Morgan on the date hereof) in the ability of the Corporation to operate its business in accordance with the Financial Projections.

                                   ARTICLE 7
                                  TERMINATION

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time (i) by the written agreement of the parties hereto,
(ii) by MST, WPC or Smith if a vote is taken pursuant to Section 3.03(a) and the Limited Partners do not approve the transactions contemplated hereby, (iii) by WPC or Smith if the MST, MST Management or MST Offshore Management shall have violated 3.03(a)(iv) or the vote pursuant to Section 3.03(a) does not occur by June 1, 2000, (iv) by the Corporation if the Corporation or the shareholders of the Corporation shall enter into a binding agreement in connection with an Alternative Sale in accordance with the provisions of
Section 3.01 or (v) by MST, WPC, SBIC Partners or Smith if any condition specified in Article 6 shall not have been satisfied or waived prior to September 30, 2000. Notice of terminations pursuant to clauses (ii), (iii),
(iv) or (v) shall be given to each other party and shall be effective upon notice of all such other parties. In addition, notwithstanding anything else in this Agreement, the Corporation may terminate this Agreement and abandon the transactions contemplated by the Transaction Agreements, including the Recapitalization, at any time prior to their consummation if it determines that the consummation of such transactions is no longer in the best interests of the Corporation.

     SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or to the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates;

provided that if such termination shall result from the (i) willful failure of a party to fulfill a condition to the performance of the obligations of any other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by a party hereto of any representation or warranty or agreement, on the date such representation or warranty or agreement is made, contained herein, such party shall be fully liable for any and all damages incurred or suffered by any other party as a result of such failure or breach; provided further that no party shall be liable for consequential damages. Notwithstanding the foregoing, for purposes of this Section, none of the parties shall be liable under this Section for a breach of the obligations set forth in the first sentence of Section 3.03 and in Section 3.03(d) unless and until the earlier of (A) any non-breaching party shall have given the breaching party written notice describing the breach and the action required to cure such breach, and the breaching party shall have failed to have cured such breach within thirty (30) days after receipt of such written notice or (B) such breach is not able to be cured.

     SECTION 7.03. Survival. (a) The provisions of Section 9.14 shall survive any termination hereof pursuant to Section 7.01. The representations and warranties contained in Section 5.01(c) shall terminate at the Effective Time. Sections 3.05, 3.06 and 3.07 shall survive the termination of this Agreement for any reason.

                                   ARTICLE 8
                                INDEMNIFICATION

     SECTION 8.01. Indemnification. (a) If the Recapitalization is consummated, the Corporation hereby indemnifies to the fullest extent permitted by law MST, MST Domestic Fund, MST Offshore Fund, MST Management and MST Offshore Management and each of their respective general partners, officers or directors (each an "MST Indemnified Party" and collectively the "MST Indemnified Parties") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by such Indemnified Party related to any action, suit or proceeding which arise out of the transactions contemplated by this Agreement; provided that (i) the Corporation shall not be liable under this Section 8.01 unless the aggregate amount of Damages for all such MST Indemnified Parties exceeds $1 million (the "Deductible") and then only to the extent of such excess and (ii) the Corporation's maximum liability under this Section shall not exceed $5 million (the "Cap") (for purposes of calculating the $5 million in this clause
(ii) all amounts due to Deutsche Bank Alex.Brown or to MST Indemnified Parties in connection with the DBAB Letter shall be included in such Cap), and (iii) the Corporation shall not indemnify any party for any Damages arising out of the breach of, default of or failure to perform any of the provisions of or obligations under the Transaction Agreements nor for any Damages arising out of any claim involving any type of taxes.

     (b) In the event the MST Indemnified Parties have not suffered Damages sufficient to satisfy the Deductible and the Corporation has any liability under the engagement letter among Deutsche Bank Alex.Brown, MST Domestic Fund and MST Offshore Fund dated April 12, 2000 (the "DBAB Letter"), the MST Indemnified Parties shall make a DBAB Payment to Deutsche Bank Alex.Brown on behalf of the Corporation or to the Corporation, at the discretion of the Corporation. "DBAB Payment" shall be equal to the greater of such liability under the DBAB Letter and an amount equal to the Deductible minus all Damages suffered by all MST Indemnified Parties; provided, however, that in no event shall the DBAB Payment exceed the Deductible.

     (c) If the Recapitalization is consummated, the Corporation hereby indemnifies, to the fullest extent permitted by law, Existing WPC, its general partners or officers, Smith, Baker and Witt (each an "Rollover Indemnified Party") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by such Rollover Indemnified Party which arise out of the transactions contemplated by this Agreement; provided that the Corporation shall not indemnify any party for any Damages arising out of the breach of, default of or failure to perform any of the provisions of or obligations under the Transaction Agreements nor for any Damages arising out of any claim involving any type of taxes.

     SECTION 8.02. Procedures. (a) Each MST Indemnified Party and Rollover Indemnified Party (each an "Indemnified Party") agrees to give prompt notice to the Corporation of the assertion of any claim, or the commencement of any suit, action or proceeding ("Claim") in respect of which indemnity may be sought under such Section and will provide the Corporation such information with respect thereto that the Corporation may reasonably request. The failure to so notify the Corporation shall not relieve the Corporation of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Corporation.

     (b) The Corporation (i) shall be entitled to participate in the defense of any Claim and, (ii) subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its expense. Notwithstanding the foregoing, the Indemnified Party and the Corporation shall be entitled to share control and appoint lead counsel mutually accepted for the defense of any Claim which if decided in favor of the plaintiff in accordance with the complaint and aggregated with all Damages, other Claims and amounts for which such Indemnified Party is seeking indemnification would not exceed the Deductible. The Indemnified Party shall also be entitled to control and appoint lead counsel for the defense of any Claim with the Corporation's consent or without Corporation's consent if the Indemnified Party agrees that the Corporation shall not be liable for any Damages pertaining to such

Claim except that the Indemnified Party may apply the Damages toward its Deductible to the extent remaining. At such time as all Damages for an Indemnified Party equals or exceeds its Deductible, such Indemnified Party agrees to cede control of any defense of any Claim if so requested by the Corporation.

     (c) If the Corporation shall assume the control of the defense of any Claim in accordance with the provisions of this Section, the Corporation shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Claim if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Claim. The Indemnified Party shall be entitled to participate in the defense of such Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. The Indemnified Party shall obtain the prior written consent of the Corporation (which shall not be unreasonably withheld) before entering into any settlement of a Claim.

     (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     SECTION 8.03. Calculation of Damages. (a) The amount of any Damages payable under Section 8.02 by the Corporation shall be net of any amounts recovered or recoverable by the Indemnified Party under any other indemnity or exculpation available to the Indemnified Party under any agreement or by law, applicable insurance policies (unless the Indemnified Party is unable to collect on any applicable insurance policy due to the Corporation's refusal to subrogate its right to control litigation in Section 8.02(b) to the relevant insurance company), tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments and tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages. The Corporation shall not be liable under Section 8.01 for any consequential or punitive Damages.

     SECTION 8.04. Waiver and Release; Exclusivity. Each party hereto (other than Rusmisel) waives any rights and claims such party may have against, and releases from all liability of, any other party or its partners, members, officers or directors, whether in law or in equity, arising from the transactions contemplated by the Transaction Agreements, including a claim that the Share Price is lower than a price that would have been obtained under a sale of the Corporation under an alternative structure or that the Recapitalization should have been achieved through a different structure or any rights to bring a derivative shareholder action but excluding any claim for breach of, default of or failure to perform any provision of or obligation under the Transaction Agreements. After the Effective Time, subject to the indemnification provided for in Section 3.04, Section 8.01 will provide the exclusive remedy for any indemnification claim arising out of this

Agreement or the transactions contemplated by the Transaction Agreements. Each signatory of this Agreement is also signing in his individual capacity in addition to his other capacity as partner, managing director, officer or director for purposes of this Section 8.04.

     SECTION 8.05. Termination. Article 8 shall terminate on the sixth anniversary of the Effective time.

                                   ARTICLE 9
                                 MISCELLANEOUS

     SECTION 9.01. Remedies. Each party hereto acknowledges that it will be impossible to measure the damages that would be suffered by the other parties if such party fails to comply with the covenants set forth in this Agreement and that, in the event of any such failure, the other parties will not have an adequate remedy at law. Each party shall, therefore, be entitled in addition to any other rights and remedies to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available without having to post a bond. No party shall assert, as a defense to any proceeding for such specific performance or injunctive relief, that the other parties have an adequate remedy at law.

     SECTION 9.02. Binding Effect; Benefit. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.03. Assignability. This Agreement shall not be assignable by any party without the written consent of the other parties.

     SECTION 9.04. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent, same or different breach.

     SECTION 9.05. Entire Agreement. The Transaction Agreements constitute the entire agreement among the parties hereto and supersede any and all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof.

     SECTION 9.06. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

     SECTION 9.07. Severability. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

     SECTION 9.08. Amendments. This Agreement may be amended at any time only upon the prior unanimous written consent of MST, WPC, SBIC Partners and Smith.

     SECTION 9.09. Governing Law; Submission to Jurisdiction. (a) This Agreement shall be subject to, governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would make applicable the substantive laws of any other jurisdiction. Each of the parties hereto agrees (1) that this Agreement involves at least $100,000 and (2) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. Section 2708.

     (b) Each party hereby irrevocably and unconditionally agrees (1) to be subject to the jurisdiction of the courts of the State of Delaware and the federal courts sitting in the State of Delaware or in the County of New York in the State of New York, and (2) to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a validated proof of mailing receipt constituting evidence of valid service, and that service made pursuant to (2) above shall have the same legal force and effect as if served upon said party personally within the State of Delaware.

     SECTION 9.10. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     SECTION 9.11. Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which shall be and constitute one and the same instrument.

     SECTION 9.12. Notices. All notices, demands, solicitations of consent or approval, and other communications made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been given and received by the recipient at the address set forth on the signature page on the date of receipt by the recipient thereof if received prior to 5:00 p.m.

in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, demand, solicitation of consent or approval or other communication shall be deemed not have been received until the next succeeding business day in the place of receipt.

     Any such notice, demand, solicitation of consent or approval or other communication may be sent by fax transmission to the recipient at the fax number set forth on the signature pages hereto and shall be deemed to have been received when the sender receives a confirmation of the transmission.

     SECTION 9.13. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference will be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms used in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to any Person are also to its permitted successors and assigns.

     SECTION 9.14. Confidentiality. Prior to the Closing and after any termination of this Agreement, the parties will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from other sources; provided that the parties may disclose such information to their officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by such parties of the confidential nature of such information and are directed by such parties to treat such information confidentially. Such parties shall be responsible for any failure to treat such information confidentially by such Persons.

     SECTION 9.15. Public Announcements. The parties may make announcements about the transaction to the public, to the Company's customers or employees, or to any other person or entity; provided, however, that each such announcement shall have received the prior unanimous written approval of the Committee, Existing WPC and Smith, such approval not to be unreasonably withheld, or shall be required by law.

     SECTION 9.16. Conduct of Business. Prior to the Closing, the Corporation will conduct its business only in the ordinary course of business, consistent with past practice, and will use its reasonable best efforts to maintain the value of its business as a going concern. The Corporation will not, without the written consent of Existing WPC and a majority of the Board of Directors, (a) enter into or perform any transactions with Affiliates, or into transactions other than on an arm's length basis (in each case, other than transactions between the Corporation or any wholly owned subsidiary or among wholly owned subsidiaries), (b) increase any compensation or benefit arrangement for any employee or officer other than in the ordinary course of business, or (c) pay any dividends, purchase any stock or make any other distributions to shareholders of the Corporation.

     SECTION 9.17. Recapitalization Proposal Superseded. This Agreement shall replace and supersede the Recapitalization Proposal in its entirety.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

     Each signatory hereto (other than Rusmisel) is also signing in his individual capacity as well as his capacity as a partner, managing director, officer or director for purposes of Sections 8.04 and 9.10.


                                 TEKNI-PLEX, INC.
                                 201 Industrial Parkway
                                 Somerville, NJ 08876
                                 Facsimile Number:  (908) 722-4736

                                 By: /s/ Dr. F. Patrick Smith
                                    -------------------------------------
                                    Name:  Dr. F. Patrick Smith
                                    Title: Chief Executive Officer


                                 TEKNI-PLEX PARTNERS LLC
                                 c/o MST/TP PARTNERS L.P.
                                 841 Broadway Suite 504
                                 New York, NY 10003
                                 Facsimile Number:  (212) 674-6821

                                 By:  MST/TP PARTNERS L.P.,
                                      its Manager

                                      By:   MST PARTNERS, L.P.,
                                            its Co-General Partner

                                            By:   MST MANAGEMENT, L.P.,
                                                  its General Partner

                                                  By: /s/ J. Andrew McWethy
                                                     ---------------------------
                                                     Name:  J. Andrew McWethy
                                                     Title: Co-General Partner

                                                  By: /s/ Barry A. Solomon
                                                     ---------------------------
                                                     Name:  Barry A. Solomon
                                                     Title: Co-General Partner

                                                  By: /s/ Stephen A. Tuttle
                                                     ---------------------------
                                                     Name:  Stephen A. Tuttle
                                                     Title: Co-General Partner

                                 By:  MST OFFSHORE PARTNERS C.V.,
                                      its Co-General Partner

                                      By:   MST MANAGEMENT, L.P.,
                                            its Co-General Partner

                                            By: /s/ J. Andrew McWethy
                                               --------------------------------
                                               Name:  J. Andrew McWethy
                                               Title: Co-General Partner

                                            By: /s/ Barry A. Solomon
                                               --------------------------------
                                               Name:  Barry A. Solomon
                                               Title: Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Co-General Partner

                                      By:   MST OFFSHORE MANAGEMENT
                                            N.V., its Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Managing Director

                                 MST/TP PARTNERS L.P.
                                 841 Broadway Suite 504
                                 New York, NY 10003
                                 Facsimile Number:  (212) 674-6821

                                 By:  MST PARTNERS, L.P.,
                                      its Co-General Partner

                                      By:   MST MANAGEMENT, L.P.,
                                            its General Partner

                                            By: /s/ J. Andrew McWethy
                                               --------------------------------
                                               Name:  J. Andrew McWethy
                                               Title: Co-General Partner

                                            By: /s/ Barry A. Solomon
                                               --------------------------------
                                               Name:  Barry A. Solomon
                                               Title: Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Co-General Partner

                                 By:  MST OFFSHORE PARTNERS C.V.,
                                      its Co-General Partner

                                      By:   MST MANAGEMENT, L.P.,
                                            its Co-General Partner

                                            By: /s/ J. Andrew McWethy
                                               --------------------------------
                                               Name:  J. Andrew McWethy
                                               Title: Co-General Partner

                                            By: /s/ Barry A. Solomon
                                               --------------------------------
                                               Name:  Barry A. Solomon
                                               Title: Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Co-General Partner

                                      By:   MST OFFSHORE MANAGEMENT
                                            N.V., its Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Managing Director


                                      MST/TP HOLDING, INC.
                                      12400 Wilshire Blvd., Suite 1480
                                      Los Angeles, CA 90025
                                      Facsimile Number:  (310) 207-6802

                                      By: /s/ Phillip J. Roman
                                         --------------------------------------
                                         Name:  Phillip J. Roman
                                         Title: President


                                      MST PARTNERS, L.P.
                                      841 Broadway Suite 504
                                      New York, NY 10003
                                      Facsimile Number:  (212) 674-6821

                                      By:  MST MANAGEMENT, L.P.,
                                           its General Partner

                                            By: /s/ J. Andrew McWethy
                                               --------------------------------
                                               Name:  J. Andrew McWethy
                                               Title: Co-General Partner

                                            By: /s/ Barry A. Solomon
                                               --------------------------------
                                               Name:  Barry A. Solomon
                                               Title: Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Co-General Partner

                                      MST OFFSHORE PARTNERS C.V.
                                      With a copy to:
                                      Pietermaai 15
                                      P.O. Box 4905
                                      Curacao, Netherlands Antilles

                                      By:   MST MANAGEMENT, L.P.,
                                            its Co-General Partner

                                            By: /s/ J. Andrew McWethy
                                               --------------------------------
                                               Name:  J. Andrew McWethy
                                               Title: Co-General Partner

                                            By: /s/ Barry A. Solomon
                                               --------------------------------
                                               Name:  Barry A. Solomon
                                               Title: Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Co-General Partner

                                      By:   MST OFFSHORE MANAGEMENT N.V., its
                                            Co-General Partner

                                            By: /s/ Stephen A. Tuttle
                                               --------------------------------
                                               Name:  Stephen A. Tuttle
                                               Title: Managing Director


                                      MST MANAGEMENT, L.P.
                                      841 Broadway Suite 504
                                      New York, NY 10003
                                      Facsimile Number:  (212) 674-6821

                                      By: /s/ J. Andrew McWethy
                                         --------------------------------------
                                         Name:  J. Andrew McWethy
                                         Title: Co-General Partner

                                      By: /s/ Barry A. Solomon
                                         --------------------------------------
                                         Name:  Barry A. Solomon
                                         Title: Co-General Partner

                                      By: /s/ Stephen A. Tuttle
                                         --------------------------------------
                                         Name:  Stephen A. Tuttle
                                         Title: Co-General Partner

                                 MST OFFSHORE MANAGEMENT N.V.
                                 With a copy to:
                                 Pietermaai 15
                                 P.O. Box 4905
                                 Curacao, Netherlands Antilles


                                 By: /s/ Stephen A. Tuttle
                                    -------------------------------------------
                                    Name:  Stephen A. Tuttle
                                    Title: Managing Director

                                 WESTON PRESIDIO OFFSHORE
                                 CAPITAL C.V.
                                 One Federal Street, 21st Floor
                                 Boston, MA 02110
                                 Facsimile Number:  (617) 988-2515

                                 By:  WESTON PRESIDIO CAPITAL
                                      MANAGEMENT, L.P., its General Partner

                                      By: /s/ Michael F. Cronin
                                         --------------------------------------
                                         Name:  Michael F. Cronin
                                         Title: General Partner


                                 WESTON PRESIDIO CAPITAL III L.P.
                                 One Federal Street, 21st Floor
                                 Boston, MA 02110
                                 Facsimile Number:  (617) 988-2515

                                 By:  WESTON PRESIDIO CAPITAL
                                      MANAGEMENT III, LLC, its General Partner

                                      By: /s/ Michael F. Cronin
                                         --------------------------------------
                                         Name:  Michael F. Cronin
                                         Title: Managing Member


                                 WPC ENTREPRENEUR FUND L.P.
                                 One Federal Street, 21st Floor
                                 Boston, MA 02110
                                 Facsimile Number:  (617) 988-2515

                                 By:  WESTON PRESIDIO CAPITAL
                                      MANAGEMENT III, LLC, its General Partner

                                      By: /s/ Michael F. Cronin
                                         --------------------------------------
                                         Name:  Michael F. Cronin
                                         Title: Managing Member

                                 SBIC PARTNERS L.P.
                                 201 Main Street, Suite 3200
                                 Fort Worth, TX 76102
                                 Facsimile Number: (817) 339-7286

                                 By:  FORREST BINKLEY & BROWN L.P.

                                      By:   FORREST BINKLEY & BROWN
                                                VENTURE CO., its General Partner

                                            By: /s/ Jeffrey J. Brown
                                               ---------------------------------
                                               Name:  Jeffrey J. Brown
                                               Title: Office of the President

                                 By:  SL-SBIC PARTNERS, L.P.

                                      By:   FW-SBIC, INC., its General Partner

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                 J.P. MORGAN CAPITAL CORPORATION
                                 60 Wall Street
                                 New York, NY 10260
                                 Facsimile Number:  (212) 648-5032

                                 By: /s/ Simon Moore
                                    -------------------------------------------
                                    Name:  Simon Moore
                                    Title: Vice-President


                                 TEKNI-PLEX MANAGEMENT LLC
                                 c/o Dr. F. Patrick Smith
                                 Tekni-Plex, Inc.
                                 201 Industrial Parkway
                                 Somerville, NJ 08876
                                 Facsimile Number: (908) 722-4736

                                 By: /s/ Dr. F. Patrick Smith
                                    -------------------------------------------
                                    Name:  Dr. F. Patrick Smith
                                    Title: Authorized Person

                                 Individuals:



                                 /s/ DR. F. PATRICK SMITH
                                 ----------------------------------
                                 DR. F. PATRICK SMITH
                                 c/o Tekni-Plex, Inc.
                                 201 Industrial Parkway
                                 Somerville, NJ 08876
                                 Facsimile Number: (908) 722-4736

                                 /s/ KENNETH W.R. BAKER
                                 ----------------------------------
                                 KENNETH W.R. BAKER
                                 c/o Tekni-Plex, Inc.
                                 201 Industrial Parkway
                                 Somerville, NJ 08876
                                 Facsimile Number: (908) 722-4736

                                 /s/ ARTHUR P. WITT
                                 ----------------------------------
                                 ARTHUR P. WITT
                                 9651 North Davis Highway
                                 Pensacola, FL 32514
                                 Facsimile Number: (850) 476-7988

                                 /s/ WILLIAM L. DAUGHERTY
                                 ----------------------------------
                                 WILLIAM L. DAUGHERTY
                                 6474 Canterbury Drive
                                 Hudson, Ohio 44236
                                 Facsimile Number: (212) 656-2550

                                 For purposes of Section 2.01(k):


                                 /s/ J. ANDREW McWETHY
                                 ----------------------------------
                                 J. ANDREW McWETHY
                                 204 East 20th Street
                                 New York, NY 10003
                                 Facsimile Number: (212) 674-6821

                                 /s/ BARRY A. SOLOMON
                                 ----------------------------------
                                 BARRY A. SOLOMON
                                 222 Park Avenue South, Apt. 11C
                                 New York, NY 10003
                                 Facsimile Number: (212) 673-5837

                                 /s/ STEPHEN A. TUTTLE
                                 ----------------------------------
                                 STEPHEN A. TUTTLE
                                 9 Point Place
                                 Ringwood, NJ 07456
                                 Facsimile Number: (973) 962-6350



                                 For purposes of Section 2.01(n):


                                 /s/ J. ANDREW McWETHY
                                 ----------------------------------
                                 J. ANDREW McWETHY
                                 204 East 20th Street
                                 New York, NY 10003

                                 Facsimile Number: (212) 674-6821

                                 For purposes of Section 3.01:


                                 /s/ GREGORY J. FORREST
                                 ----------------------------------
                                 GREGORY J. FORREST
                                 c/o Forrest Binkley & Brown
                                 840 Newport Center Drive, Suite 840
                                 Newport Beach, CA 92660
                                 Facsimile Number: (949) 729-2226

                                 /s/ BARRY A. SOLOMON
                                 ----------------------------------
                                 BARRY A. SOLOMON
                                 222 Park Avenue South, Apt. 11C
                                 New York, NY 10003
                                 Facsimile Number: (212) 673-5837

                                 /s/ STEPHEN A. TUTTLE
                                 ----------------------------------
                                 STEPHEN A. TUTTLE
                                 9 Point Place
                                 Ringwood, NJ 07456
                                 Facsimile Number: (973) 962-6350

                                 /s/ STEPHEN R. RUSMISEL
                                 ----------------------------------
                                 STEPHEN R. RUSMISEL
                                 c/o Winthrop, Stimson, Putnam & Roberts
                                 One Battery Park Plaza
                                 New York, NY 10004
                                 Facsimile Number: (212) 858-1500

                                 For purposes of Section 3.03(a)(iv)


                                 /s/ J. ANDREW McWETHY
                                 ----------------------------------
                                 J. ANDREW McWETHY
                                 204 East 20th Street
                                 New York, NY 10003
                                 Facsimile Number: (212) 674-6821

                                 /s/ BARRY A. SOLOMON
                                 ----------------------------------
                                 BARRY A. SOLOMON
                                 222 Park Avenue South, Apt. 11C
                                 New York, NY 10003
                                 Facsimile Number: (212) 673-5837

                                 /s/ STEPHEN A. TUTTLE
                                 ----------------------------------
                                 STEPHEN A. TUTTLE
                                 9 Point Place
                                 Ringwood, NJ 07456
                                 Facsimile Number: (973) 962-6350